Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is derived from the historical financial statements of the Abraxas Petroleum Corporation and reflects the impact of the dissolution of its Blue Eagle Energy, LLC joint venture. On September 4, 2012 Abraxas dissolved its Eagle Ford joint venture, Blue Eagle Energy LLC. Abraxas and its joint venture partner will split the assets with Abraxas retaining a 100 percent interest in the Eagleford and shallower rights in Jourdanton, Atascosa County (4,401 net acres), a 100 percent interest in Yoakum, DeWitt County (1,868 net acres), a 25 percent interest in WyCross, McMullen County (695 net acres), and a 25 percent interest in Nordheim, DeWitt County (944 net acres). The producing wells are currently producing 205 barrels of oil equivalent per day (62 percent oil and 11 percent ngls) net to the interest retained by Abraxas. The proved reserves attributable to the Abraxas interests are approximately 2.4 million barrels of oil equivalent (27 percent oil and 25 percent NGLS). The probable reserves attributable to the Abraxas interests are 3.7 million barrels of oil equivalent (54 percent oil and 15 percent NGLS). Abraxas will receive a $7 million cash payment, adjusted for various working capital components, and will receive 25 percent of the remaining cash and working capital in Blue Eagle upon its final liquidation.

The Unaudited Pro Forma Condensed Balance Sheet of Abraxas Petroleum Corporation as of June 30, 2012, has been prepared assuming the dissolution of the joint venture was consummated on June 30, 2012.  The Unaudited Pro Forma Statements of Operations of Abraxas Petroleum Corporation for the year ended December 31, 2011 and for the six month period ended June 30, 2012 have been prepared assuming the dissolution of the joint venture was consummated on January 1, 2011. These Unaudited Pro Forma Condensed financial statements should be read in conjunction with the notes thereto, and the Consolidated Financial Statements  and notes thereto of Abraxas Petroleum Corporation filed with the Company’s Form 10-K for the year ended December 31, 2011 and Form 10-Q for the six months ended June 30, 2012.

The Unaudited Pro Forma Financial Information is not indicative of the financial position or results of operations of Abraxas Petroleum Corporation which would actually have occurred if the transaction had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal crude oil and natural gas production declines, reductions in prices paid for crude oil and natural gas, future acquisitions and other factors.

Abraxas Petroleum Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands)

	June 30,	Pro-Forma		June 30,
	2012	Adjustments		2012
	(Unaudited)			Pro- Forma
Assets	`
Current assets:
Cash and cash equivalents	$308	6,025	(a)	$6,333
Accounts receivable, net:	11,405	(263)	(b)	11,142
Derivative asset – current	2,535	—		2,535
Other current assets	455	—		455
Total current assets	14,703	5,762		20,465

Property and equipment:
Oil and gas properties, full cost method of accounting:
Proved	521,919	20,540	(c)	542,459
Unproved properties excluded from depletion	2,185	—		2,185
Other property and equipment	37,290	—		37,290
Total	561,394	20,540		581,934
Less accumulated depreciation, depletion, and amortization	(358,232)	—		(358,232)
Total property and equipment – net	203,162	20,540		223,702

Investment in joint venture	28,249	(28,249)	(d)	—

Deferred financing fees, net	3,797	—		3,797
Derivative asset – long-term	2,640	—		2,640
Other assets	744	—		744
Total assets	$253,295	(1,947)		$251,348

See accompanying notes to consolidated pro forma financial statements

Abraxas Petroleum Corporation
 Unaudited Pro Forma Condensed Consolidated Balance Sheet (continued)
(in thousands, except share data)

	June 30,	Pro-Forma		June 30,
	2012	Adjustments		2012
	(Unaudited)			Pro- Forma
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,491	$—		$18,491
Oil and gas production payable	7,208	(1,958)	(e)	5,250
Accrued interest	151	—		151
Other accrued expenses	1,319	—		1,319
Derivative liability – current	4,058	—		4,058
Current maturities of long-term debt	186	—		186
Total current liabilities	31,413	(1,958)		29,455

Long-term debt, excluding current maturities	136,664	—		136,664

Derivative liability – long-term	1,128	—		1,128
Future site restoration	8,716	11	(f)	8,727
Total liabilities	177,921	(1,947)		175,974
Stockholders’ Equity		—
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares; -0- issued and outstanding
Common stock, par value $0.01 per share, authorized 200,000,000 shares; 92,335,057 and 92,261,057 issued and outstanding	923	—		923
Additional paid-in capital	249,738	—		249,738
Accumulated deficit	(174,748)	—		(174,748)
Accumulated other comprehensive loss	(539)	—		(539)
Total stockholders’ equity	75,374	—		75,374
Total liabilities and stockholders’ equity	$253,295	$(1,947)		$251,348

See accompanying notes to consolidated pro forma financial statements

Abraxas Petroleum Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2012
 (Unaudited)
(in thousands, except per share data)

	June 30, 2012	Pro Forma Adjustments		Pro-Forma June 30,2012
Revenue:
Oil and gas production revenues	$32,313	$3,212	(a)	$35,525
Other	18	—		18
	32,331	3,212		35,543
Operating costs and expenses:
Lease operating expenses	11,316	357	(b)	11,673
Production taxes	2,985	135	(b)	3,120
Depreciation, depletion, and amortization	10,218	446	(c)	10,664
Impairment	1,306	—		1,306
General and administrative (including stock-based compensation of $1,199)	4,305	—		4,305
	30,130	938		31,068
Operating income (loss)	2,201	2,274		4,475

Other (income) expense:
Interest income	(2)	—		(2)
Interest expense	2,465	—		2,465
Amortization of deferred financing fee	296	—		296
(Gain) loss on derivative contracts - realized	(866)	—		(866)
(Gain) loss on derivative contracts – unrealized	(9,420)	—		(9,420)
Equity in income of joint venture	(2,034)	2,034	(e)	—
Other	42	—		42
	(9,519)	2,034		(7,485)
Net income (loss)	$11,720	$240		$11,960

Net income (loss) per common share – basic	$0.13	$—		$0.13
Net income (loss) per common share – diluted	$0.13	$—		$0.13

See accompanying notes to consolidated pro forma financial statements

Abraxas Petroleum Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2011
 (Unaudited)
(in thousands, except per share data)

	December 31, 2011	Pro Forma Adjustments		Pro-Forma December 31, 2011
Revenue:
Oil and gas production revenues	$64,615	$3,223	(a)	$67,838
Other	7	—		7
	64,622	3,223		67,845
Operating costs and expenses:
Lease operating expenses	21,581	125	(b)	21,706
Production taxes	5,766	73	(b)	5,839
Depreciation, depletion, and amortization	16,194	740	(c)	16,934
General and administrative (including stock-based compensation of $1,987)	9,433	—		9,433
	52,974	938		53,912
Operating income (loss)	11,648	2,285		13,933

Other (income) expense:
Interest income	(7)	—		(7)
Interest expense	4,898	1	(d)	4,899
Amortization of deferred financing fee	1,762	—		1,762
(Gain) loss on derivative contracts - realized	676	—		676
(Gain) loss on derivative contracts – unrealized	(7,476)	—		(7,476)
Equity in income of joint venture	(2,187)	2,187	(e)	—
Other	316	—		316
	(2,018)	2,188		170
Net income (loss) before income tax	$13,666	$97		$13,763
Income tax (expense) benefit	77	—		77
Net income (loss)	$13,743	$97		$13,840

Net income (loss) per common share – basic	$0.15	$—		$0.15
Net income (loss) per common share – diluted	$0.15	$—		$0.15

See accompanying notes to consolidated pro forma financial statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1. The Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2012 reflects the dissolution of the joint venture as if it had occurred as of June 30, 2012:

(a)	Cash proceeds to Abraxas Petroleum.
(b)	Record assignment of Blue Eagle receivable to Abraxas Petroleum.
(c)
Transfer net balance of investment in joint venture to proved properties. Properties and assets acquired are recorded as a purchase of assets. No gain or loss is recognized in connection with this transaction.

(d)	Net balance in joint venture transferred to proved properties.
(e)	Record assignment of Blue Eagle revenue receivable to Abraxas Petroleum.
(f)	Record future site restoration liability for producing properties distributed from joint venture.

NOTE 2. The Unaudited Pro Forma Statement of Operations for the six months ended June 30, 2012 and the year ended December 31, 2011, reflects the dissolution of the joint venture as if it had been consummated as of January 1, 2011.

(a)	Revenue attributable to the oil and gas properties retained by Abraxas Petroleum.
(b)	Lease operating expense and taxes related to properties retained by Abraxas Petroleum.
(c)	Depletion on production from oil and gas properties retained by Abraxas Petroleum.
(d)	Record accretion of future site restoration liability.
(e)	Eliminate income from joint venture.

The Company estimates that the cost completing of this transaction were approximately $45,000.